UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

AMAZE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 West Coast Highway, Suite 200 Newport Beach, CA	92663
(Address of principal executive offices)	(Zip Code)

(855) 766-9463

Registrant’s telephone number, including area code

Fresh Vine Wine, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	AMZE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2025, Amaze Holdings, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “Sales Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”). Under the Sales Agreement, the Company may sell from time to time, through or to Ladenburg, acting as agent or principal, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $6,959,000 (the “Shares”).

The Company is not obligated to sell any Shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, Ladenburg will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell the Shares from time to time, based upon the Company’s instructions, including any price, time or size limits. Under the Sales Agreement, Ladenburg may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the NYSE American. The Company will pay Ladenburg a commission of up to 3.0% of the gross proceeds of any Shares sold through Ladenburg under the Sales Agreement. The Company has also provided Ladenburg with customary indemnification rights and expense reimbursements for up to $75,000 of expenses in addition to periodic diligence expenses. The Sales Agreement may be terminated by either party as set forth in the Sales Agreement.

The offer and sale, if any, of the Shares under the Sales Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 and the related prospectus (File No. 333-289876) filed with the Securities and Exchange Commission (the “SEC”) on August 27, 2025, as supplemented by a prospectus supplement dated October 15, 2025. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy any Shares under the Sales Agreement, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state.

A copy of the opinion of Maslon LLP relating to the validity of the Shares that may be issued pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of the Sales Agreement as of specific dates indicated therein, were solely for the benefit of Ladenburg and to allocate risk between the Company and Ladenburg, and may be subject to limitations agreed upon by the parties.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	At The Market Offering Agreement, dated October 15, 2025, between Amaze Holdings, Inc. and Ladenburg Thalmann & Co. Inc.
5.1	Opinion of Maslon LLP
23.1	Consent of Maslon LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2025

AMAZE HOLDINGS, INC.

	By:	/s/ Aaron Day
	Name:	Aaron Day
	Title:	Chief Executive Officer